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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 31, 2006 (except for the last three paragraphs of
Note 10, as to which the date is              , 2006), in Amendment No. 5 to
the Registration Statement (Form S-1 No. 333-134709) and related Prospectus of Trubion Pharmaceuticals, Inc. for the registration of shares of its common stock.

                                             Ernst & Young LLP
Seattle, Washington
______________________________________________________________________________

The foregoing consent is in the form that will be signed upon the approval by the board of directors of the changes in capitalization and the effective date of the reverse stock split described in the last three paragraphs of Note 10 to the financial statements.

                                             /s/ Ernst & Young LLP

Seattle, Washington
October 2, 2006